Exhibit 99.1


             FBL Financial Group Reports Fourth Quarter 2005 Results


     WEST DES MOINES, Iowa--(BUSINESS WIRE)--Feb. 6, 2006--FBL Financial Group, Inc. (NYSE:FFG):



Financial Highlights
(Dollars in thousands, except per share data)
----------------------------------------------------------------------
                                                 Three Months Ended
                                                    December 31,
                                                  2005        2004
                                              ------------------------
Net income applicable to common stock             $20,285     $25,392
Operating income applicable to common stock        20,484      19,496
Earnings per common share (assuming dilution):
     Net income                                      0.69        0.87
     Operating income                                0.69        0.67
----------------------------------------------------------------------


     FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.69 ($20,285,000) for the quarter ended December 31, 2005, compared to $0.87 ($25,392,000) in the year ago quarter.
     Operating Income(1). Operating income increased to $20,484,000 for the quarter ended December 31, 2005, from $19,496,000 in the fourth quarter of 2004. Diluted operating income per common share increased to $0.69 in the fourth quarter of 2005 from $0.67 in the fourth quarter of 2004. Operating income differs from the GAAP measure, net income, in that it excludes the impact of realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives. For further information on this non-GAAP financial measure, please refer to Note (1) and the reconciliation provided within this release.
     Commenting on FBL's fourth quarter results, Chief Executive Officer Bill Oddy stated, "FBL Financial Group's fourth quarter results capped off an excellent 2005 in which we achieved record operating income of $2.49 per share and record net income of $2.47 per share. Total premiums collected also reached a record at $1.4 billion for the year, a 17 percent increase over 2004. Results for our growing EquiTrust Life independent distribution channel improved steadily throughout the year and added to FBL's earnings in the fourth quarter. We reached another milestone this quarter when our assets exceeded $10 billion for the first time. With our proven growth strategies, a solid base from our Farm Bureau Life niche marketplace and our growing EquiTrust Life business, we are well-positioned for 2006."
     Product Revenues Up. Premiums and product charges for the fourth quarter of 2005 increased three percent to $57,232,000 from $55,419,000 in the fourth quarter of 2004. Interest sensitive and index product charges increased five percent due primarily to an increase in the volume and aging of business in force, while traditional life insurance premiums increased two percent.
     Premiums collected(2) in the fourth quarter of 2005 increased 24 percent to $360,071,000 from $290,545,000 in the fourth quarter of 2004. This increase reflects growth in FBL's EquiTrust Life independent channel, which had $240,649,000 of premiums collected in the fourth quarter of 2005, up 51 percent from the fourth quarter of 2004. Premiums collected from FBL's exclusive distribution channel totaled $108,804,000 in the fourth quarter of 2005, reflecting a 32 percent increase in variable sales, steady traditional and universal life insurance sales and a 33 percent decline in traditional annuity sales.
     Investment Income. Net investment income in the fourth quarter of 2005 increased 12 percent to $123,070,000 from $110,346,000 in the fourth quarter of 2004. This increase is due to an increase in average invested assets resulting primarily from inflows from Farm Bureau Life and EquiTrust Life. The annualized yield earned on average invested assets, with securities at cost, was 6.22 percent for the year ended December 31, 2005, compared to 6.18 percent for 2004. The 2005 yield reflects an increase in investment fee income, which includes income from bond calls, tender offers and mortgage loan prepayments. Investment fee income totaled $2,200,000 in the fourth quarter of 2005 compared to $619,000 in the fourth quarter of 2004.
     Derivative Income. FBL's derivative income totaled $3,580,000 in the fourth quarter of 2005, compared to $21,917,000 in the fourth quarter of 2004. Derivative income primarily reflects an increase in the volume of options supporting FBL's index annuity business and appreciation of the underlying equity market indices on which these options are based. Gains from these options are generally passed on to the contract holders in the form of index credits.
     Realized/Unrealized Losses on Investments. In the fourth quarter of 2005, FBL recognized net realized/unrealized losses on investments of $364,000. This compares to realized/unrealized gains on investments of $6,881,000 in the fourth quarter of 2004. Fourth quarter 2005 realized/unrealized losses include realized gains from sales of investments of $596,000, realized losses from sales of securities of $930,000, realized losses from impairments of $1,000 and unrealized losses on trading securities of $29,000.
     Benefits and Expenses. Benefits and expenses totaled $159,589,000 in the fourth quarter of 2005, compared to $164,986,000 in the fourth quarter of 2004. This decrease is partially attributable to a lower level of appreciation in the equity market indices, which resulted in lower benefits associated with FBL's index annuity business.
     In addition, in connection with the closing of a processing unit and certain workforce reductions in the fourth quarter of 2005, FBL recorded a pre-tax charge of $1,600,000 for early retirement benefits. As a result of efficiencies gained with these activities, before the impact of the retirement charge, FBL achieved a substantial portion of the estimated $1,000,000 quarterly pre-tax savings during the fourth quarter of 2005.
     Operating Results by Segment. Consistent with prior quarters, the majority of FBL's operating earnings for the fourth quarter of 2005 are attributable to the traditional annuity and traditional and universal life insurance segments. Further detail and results by segment are provided in FBL's financial supplement, which is available on FBL's web site, www.fblfinancial.com.
     Assets Exceed $10 Billion. Total assets increased $1.1 billion to $10.2 billion at December 31, 2005, from $9.1 billion at December 31, 2004. At December 31, 2005, 95 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share totaled $28.88 at December 31, 2005, compared to $28.87 at December 31, 2004. Book value per share excluding accumulated other comprehensive income(3) increased nine percent to $26.05 at December 31, 2005, from $23.96 at December 31, 2004.
     Earnings Outlook. While subject to volatility resulting from a number of factors, including mortality experience and investment results, FBL maintains its full year 2006 net income and operating income guidance of a range of $2.40 to $2.50 per common share.
     Conference Call. FBL management will hold a conference call with investors to discuss fourth quarter 2005 results. The call will be held tomorrow, February 7, 2006, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's web site, www.fblfinancial.com.
     The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL's reports filed with the Securities and Exchange Commission and include interest rate changes, competitive factors, volatility of financial markets, the ability to attract and retain sales agents and a decrease in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable. No assurance can be given that the assumptions will prove to be correct.
     FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) growth through its traditional Farm Bureau Life distribution channel, (2) growth in EquiTrust Life through independent and other distribution channels and (3) acquisitions or consolidations.



                            FBL FINANCIAL GROUP, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                  (Dollars in thousands, except per share data)

                                                 Three months ended
                                                      Dec. 31,
                                                  2005        2004
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $24,363     $23,168
 Traditional life insurance premiums               32,721      32,056
 Accident and health premiums                         148         195
 Net investment income                            123,070     110,346
 Derivative income                                  3,580      21,917
 Realized/unrealized gains (losses) on
  investments                                        (364)      6,881
 Other income                                       5,455       4,855
                                               ----------- -----------
   Total revenues                                 188,973     199,418
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits     78,469      84,073
 Traditional life insurance and accident and
  health benefits                                  20,949      19,928
 Increase in traditional life and accident and
  health future policy benefits                     9,425       8,031
 Distributions to participating policyholders       5,672       6,057
 Underwriting, acquisition and insurance
  expenses                                         37,042      39,074
 Interest expense                                   3,493       3,228
 Other expenses                                     4,539       4,595
                                               ----------- -----------
   Total benefits and expenses                    159,589     164,986
                                               ----------- -----------
                                                   29,384      34,432
Income taxes                                       (9,676)     (9,388)
Minority interest in earnings of subsidiaries         (28)        (37)
Equity income, net of related income taxes            643         423
                                               ----------- -----------
Net income                                         20,323      25,430
Dividends on Series B preferred stock                 (38)        (38)
                                               ----------- -----------
Net income applicable to common stock             $20,285     $25,392
                                               =========== ===========

Earnings per common share - assuming dilution       $0.69       $0.87
                                               =========== ===========

Weighted average common shares                 29,071,238  28,695,689
Effect of dilutive securities                     515,704     526,519
                                               ----------- -----------
Weighted average common shares - diluted       29,586,942  29,222,208
                                               =========== ===========




                            FBL FINANCIAL GROUP, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                  (Dollars in thousands, except per share data)

                                                     Year ended
                                                      Dec. 31,
                                                  2005        2004
                                               ----------- -----------
REVENUES
 Interest sensitive and index product charges     $96,258     $89,925
 Traditional life insurance premiums              134,618     131,865
 Accident and health premiums                         385         480
 Net investment income                            475,443     416,081
 Derivative income (loss)                          (2,800)     15,607
 Realized/unrealized gains on investments           2,961       8,175
 Other income                                      21,283      20,469
                                               ----------- -----------
   Total revenues                                 728,148     682,602
BENEFITS AND EXPENSES
 Interest sensitive and index product benefits    289,018     268,083
 Traditional life insurance and accident and
  health benefits                                  85,600      83,329
 Increase in traditional life and accident and
  health future policy benefits                    36,327      34,149
 Distributions to participating policyholders      22,907      24,733
 Underwriting, acquisition and insurance
  expenses                                        152,588     150,046
 Interest expense                                  13,590      11,397
 Other expenses                                    19,555      18,373
                                               ----------- -----------
   Total benefits and expenses                    619,585     590,110
                                               ----------- -----------
                                                  108,563      92,492
Income taxes                                      (36,780)    (27,709)
Minority interest in earnings of subsidiaries        (159)       (105)
Equity income, net of related income taxes          1,218       1,398
                                               ----------- -----------
Net income                                         72,842      66,076
Dividends on Series B preferred stock                (150)       (150)
                                               ----------- -----------
Net income applicable to common stock             $72,692     $65,926
                                               =========== ===========

Earnings per common share - assuming dilution       $2.47       $2.26
                                               =========== ===========

Weighted average common shares                 28,909,623  28,587,870
Effect of dilutive securities                     505,365     553,020
                                               ----------- -----------
Weighted average common shares - diluted       29,414,988  29,140,890
                                               =========== ===========

(1) Reconciliation of Net Income to Operating Income (Unaudited)

    In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives. FBL uses operating income, in addition to net income, to measure its performance since realized/unrealized gains and losses on investments and the change in net unrealized gains and losses on derivatives can fluctuate greatly from quarter to quarter. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income. This non-GAAP measure is used for goal setting, determining company-wide bonuses and evaluating performance on a basis comparable to that used by many in the investment community. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the following table (dollars in thousands, except per share data):

                                                  Three months ended
                                                        Dec. 31,
                                                     2005      2004
                                                  ---------- ---------

Net income applicable to common stock               $20,285   $25,392
Adjustments:
   Net realized/unrealized (gains) losses on
    investments (a)                                     162    (4,395)
   Net change in unrealized gains/losses on
    derivatives (a)                                      37    (1,501)
                                                  ---------- ---------
Operating income applicable to common stock         $20,484   $19,496
                                                  ========== =========

Operating income per common share - assuming
 dilution                                             $0.69     $0.67
                                                  ========== =========

                                                       Year ended
                                                        Dec. 31,
                                                     2005      2004
                                                  ---------- ---------

Net income applicable to common stock               $72,692   $65,926
Adjustments:
   Net realized/unrealized (gains) losses on
    investments (a)                                  (1,633)   (4,732)
   Net change in unrealized gains/losses on
    derivatives (a)                                   2,328      (979)
                                                  ---------- ---------
Operating income applicable to common stock         $73,387   $60,215
                                                  ========== =========

Operating income per common share - assuming
 dilution                                             $2.49     $2.07
                                                  ========== =========

    (a) Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred policy acquisition costs, deferred sales inducements, value of insurance in force acquired and income taxes attributable to gains and losses on investments and derivatives.

    (2) Premiums Collected - Net statutory premiums collected, a measure of sales production, is a non-GAAP measure and includes premiums collected from annuities and universal life-type products. For GAAP reporting, these premiums received are not reported as revenues.

                   (3) Reconciliation of Book Value Per Share
          Excluding Accumulated Other Comprehensive Income (Unaudited)

                                                   Dec. 31,  Dec. 31,
                                                     2005      2004
                                                  ---------- ---------
Book value per share                                 $28.88    $28.87
Less: Accumulated other comprehensive income           2.83      4.91
                                                  ---------- ---------
Book value per share, excluding accumulated other
 comprehensive income                                $26.05    $23.96
                                                  ========== =========

    Book value per share excluding accumulated other comprehensive income is a non-GAAP financial measure. Accumulated other comprehensive income totaled $82,301,000 at December 31, 2005 and $141,240,000 at December 31, 2004. Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.


                            FBL FINANCIAL GROUP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                  (Dollars in thousands, except per share data)

                                            December 31,  December 31,
                                                2005          2004
                                            ------------- ------------
Assets
Investments                                   $8,299,208   $7,501,680
Cash and cash equivalents                          5,120       27,957
Deferred policy acquisition costs                695,067      587,391
Deferred sales inducements                       146,978       78,443
Other assets                                     367,665      353,236
Assets held in separate accounts                 639,895      552,029
                                            ------------- ------------
Total assets                                 $10,153,933   $9,100,736
                                            ============= ============

Liabilities and stockholders' equity
Policy liabilities and accruals               $7,634,922   $6,650,973
Other policyholders' funds                       560,863      549,968
Debt                                             218,446      263,183
Other liabilities                                255,412      251,781
Liabilities related to separate accounts         639,895      552,029
                                            ------------- ------------
Total liabilities                              9,309,538    8,267,934

Minority interest in subsidiaries                    164          191

Stockholders' equity                             844,231      832,611
                                            ------------- ------------
Total liabilities and stockholders' equity   $10,153,933   $9,100,736
                                            ============= ============

Common Shares Outstanding                     29,133,331   28,734,857
                                            ============= ============


   FFG-1


     CONTACT: FBL Financial Group, Inc., West Des Moines
              Kathleen Till Stange, 515-226-6780
              Kathleen.TillStange@FBLFinancial.com